CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectuses and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference of our reports dated November 26, 2013 on Dreyfus International Equity Fund and Dreyfus Small Cap Equity Fund for the fiscal year ended September 30, 2013 which are incorporated by reference in this Registration Statement (Form N-1A Nos. 333-100610 and 811-21236) of Dreyfus Stock Funds.

                                                                                                /s/ ERNST & YOUNG LLP

New York, New York

January 27, 2014